Exhibit 10.23

AMENDING LEASE AGREEMENT made as of the 30th day of November, 2022.

BETWEEN:

1057041 ONTARIO INC., a corporation incorporated pursuant to the laws of the Province of Ontario;

(hereinafter referred to as the “Landlord”)

OF THE FIRST PART

-and-

Wood and Water Foods Inc., a corporation incorporated pursuant to the laws of the Province of Ontario;

(hereinafter referred to as the “Tenant”)

OF THE SECOND PART

WHEREAS by a Lease Agreement made between the Landlord and the Tenant and dated October 15, 2019 (the “Agreement”) and further amended by agreement dated September 30, 2021 (together, the “Lease”) the Tenant leased from the Landlord the Leased Premises:

IN CONSIDERATION OF the Landlord and Tenant agreeing to amend the Lease, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, both parties agree to keep, perform and fulfill the promises, conditions and agreements below:

1.	Leased Premises

For greater clarity the total space leased to the tenant known as units 226 and 228 Canarctic Drive North York Ontario (collectively herein referred to as the “Leased Premises”) is 3,840 square feet (herein referred to as the “Rentable Area”).

2.	Commencement and Ending Date of Term

The Tenant shall have and hold the Leased Premises for a further period of three years commencing on December 01, 2022 and ending on November 30, 2025 unless terminated sooner in accordance with the Lease or this Amendment (“Renewal Term”). Notwithstanding anything else contained in the Lease, the Tenant shall have the option to terminate the Lease at any time during the Renewal Term by giving notice of that intention to the Landlord at least sixty (60) days prior.

The Rents payable over the Renewal Term are tabulated below:

Unit	Sq. ft
226	1,870
228	1,970
3,840

	Proposed Rent Increases Year
	Year 1	Year 2	Year 3
From	12/01/22	12/01/23	12/01/24
To	11/30/23	11/30/24	11/30/25

Rent/Sq ft	11.00	13.00	15.00
TMI/Sq ft	5.00	5.00	6.00

Rent	42,240.00	49,920.00	57,600.00
TMI	19,200.00	19,200.00	23,040.00
	61,440.00	69,120.00	80,640.00
HST	7,987.20	8,985.60	10,483.20
	69,427.20	78,105.60	91,123.20

Per Month	5,785.60	6,508.80	7,593.60

3.	Additional Security Deposit

The additional security deposit required to match the revised monthly Rent for year 1 is tabulated below:

Revised monthly as above-Year 1	5,120.00
Less: Deposit held	(4,160.00)
960.00
HST	124.80
1,084.80

4.	Other

(a)	Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.

(b)	Except as expressly stated herein, the Landlord and the Tenant acknowledge and agree that all terms and conditions of the Lease shall remain in full force and effect during the Renewal Term.

IN WITNESS WHEREOF the parties hereto have executed this Amendment on the day and year above written.

SIGNED, SEALED AND DELIVERED	)
in the presence of:	)	Per:	/s/ Peter Pekos
	)		Landlord
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SIGNED, SEALED AND DELIVERED	)
in the presence of:	)	Per:	/s/ Timothy Donnelly
	)		I/We authority to bind the Corporation (Tenant)
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